                                                                    EXHIBIT 10.2

The following Management Continuity Agreement was entered into by and between the registrant and its executive officers listed below:


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Name                                          Date of Agreement
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Dan Vetras                                    April 27, 1999
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D. Robert Colliton                            April 26, 1999
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Bruce Volkens                                 April 30, 1999
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Katarina Bonde                                April 28, 1999
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

                                    FORM OF

                            CAPTURA SOFTWARE, INC.
                        MANAGEMENT CONTINUITY AGREEMENT

     1.   Purpose of the Agreement.  The purpose of this Agreement is to
          ------------------------
encourage long-term service of "Employee" with Captura Software, Inc. "Company" and to retain Employee's services in the event of a Change of Control.

     2.   At-Will Employment.  The Company and Employee acknowledge that the
          ------------------
Employee's employment is and shall continue to be at-will, as defined under applicable law. If the Employee's employment terminates for any reason, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be available in accordance with the Company's established employee plans and policies at the time of termination.

     3.   Term of Agreement.  This Agreement shall commence on _________ and
          -----------------
shall continue through March _______, 2004, subject to the terms and conditions set forth herein. Not withstanding the foregoing, this Agreement shall not terminate until the date that all obligations of parties hereunder have been satisfied. No termination of this Agreement shall affect the payment provision of compensation or benefits on account of termination of employment occurring prior to the termination of this Agreement.

     4.   Option Acceleration Upon a Change of Control.  Upon a Change of
          --------------------------------------------
Control, the vesting and exercisability of each option granted to the Employee by the Company (the "Options") shall be automatically accelerated as to 50% of the unvested shares subject thereto at the time of the Change of Control.

     5.   Option Acceleration Upon the Involuntary Termination Following a
          ----------------------------------------------------------------
Change of Control.  If the Employee's employment with the Company terminates as
-----------------
a result of an Involuntary Termination at any time within [twelve (12) months] after a Change of Control, then the vesting and exercisability of each option granted to the Employee by the Company (the "Options") shall be automatically accelerated in full. If the Employee's employment with the Company terminates for any reason other than an Involuntary Termination within twelve (12) months after a Change of Control, then the Employee shall not be entitled to receive severance or other benefits under this Agreement in connection with such termination, but shall be eligible for those benefits (if any) as may then be established under the Company's then-existing severance and benefits plans and policies at the time of such termination.

     6.   Severance.  In the event of Involuntary Termination, the Employee
          ---------
shall be provided severance pay for a period of six (6) months from the Termination Date at Employee's then current rate of base pay at the Termination Date, subject to usual and customary deductions and withholdings. This severance pay shall be paid over the six-month period at regularly scheduled payroll periods.

     7.   Definition of Terms.  The following terms referred to in this
          -------------------
Agreement shall have the following meanings:

          (a)  Cause.  "Cause" shall mean (i) any act of personal dishonesty
               -----
taken by the Employee in connection with his/her responsibilities as an employee and intended to result in substantial personal enrichment of the Employee, (ii) the Employee's commission of a felony or an act of fraud against the Company or its affiliates, (iii) a willful act by the Employee that constitutes gross misconduct and that is injurious to the Company, and (iv) continued failure by the Employee to perform his/her duties commensurate with the position, after there has been delivered to the Employee a written demand for performance from the Company that describes the basis for the Company's belief that the Employee has not substantially performed his/her duties.

          (b)  Change of Control.  "Change of Control" shall mean the occurrence
               -----------------
of any of the following events: (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; (ii) A merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (iii) The approval by the shareholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or (iv) A change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections
(i), (ii) or (iii) or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

          (c)  Involuntary Termination. "Involuntary Termination" shall mean (i)
               -----------------------
without the Employee's express written consent, the assignment to the Employee of any duties or the significant reduction of the Employee's duties, either of which is inconsistent with the Employee's position with the Company and his/her responsibilities in effect immediately prior to such assignment, or the removal of the Employee from such position and responsibilities; provided, however, that a reduction in duties, position or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when the CEO of the Company remains as such following a Change of Control but is not made the CEO of the acquiring corporation) shall not constitute an Involuntary Termination; (ii) without the Employee's express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Employee immediately prior to such reduction, (iii) a reduction by the Company in the Base Compensation (salary) of the Employee as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of employee benefits to which the Employee is entitled immediately prior to such reduction, with the result that the Employee's overall benefits package is significantly reduced; (v) the relocation of the Employee to a facility or a location more than 30 miles from the Employee's then present location, without the Employee's express written consent; (vi) any purported termination of the Employee by the Company that is not effected for Disability or for Cause, or any purported termination for which the grounds relied upon are not valid; or (vii) the failure of the Company to obtain the assumption of this Agreement by any successors contemplated in Section 9 below; provided, however, that no Involuntary Termination shall be deemed to have occurred if any such successor substitutes an agreement for this Agreement providing comparable severance benefits to those provided for in this Agreement.

     8.   Limitation on Payments.  In the event that the severance and other
          ----------------------
benefits provided for in this Agreement or otherwise payable to the Employee (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this Section, would be subject to the excise tax imposed by Section 4999 of the Code, then the Employee's severance benefits under this Agreement shall be payable to such lesser amount which would result in no portion of such severance benefits being subject to the excise tax under Section 4999 of the Code. Unless the Company and the Employee otherwise agree in writing, any determination required under this Section shall be made in writing by the Company's independent public accountants (the "Accountants"), whose determination shall be conclusive and binding upon the Employee and the Company for all purposes. For the purpose of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of
Section 280G and 4999 of the Code. The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section.

     9.   Successors.
          ----------

          (a)  Company's Successors.  Any successor to the Company (whether
               --------------------
direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and assets that executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

          (b)  Employee's Successors.  The terms of this Agreement and all
               ---------------------
rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, devisees and legatees.

     10.  Miscellaneous Provisions.
          ------------------------

          (a)  No Duty to Mitigate.  The Employee shall not be required to
               -------------------
mitigate the amount of any payment or benefit contemplated by this Agreement (whether by seeking new employment or in any manner), nor (except as otherwise provided in this Agreement) shall any such payment or benefit be reduced by the Employee obtaining new employment or by any earnings that the Employee may receive from any other source.

          (b)  Waiver.  No provision of this Agreement shall be modified, waived
               ------
or discharged unless the modification, waiver or discharge is agreed to in writing and signed b the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

          (c)  Whole Agreement.  No agreements, representations or
               ---------------
understandings (whether oral or written or whether express or implied) that are not expressly set forth or referred to in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

          (d)  Choice of Law.  The validity and interpretation of this Agreement
               -------------
shall be governed by the laws of the State of Washington without reference to rules of conflicts of law. Employee hereby consents to the personal jurisdiction of the state and federal courts located in Washington for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

          (e)  Severability.  If any portion of this Agreement is held by a
               ------------
court of competent jurisdiction to conflict with any federal, state or local law, or to be otherwise invalid or unenforceable, such portion of the Agreement shall be of no force or effect and the remaining provisions of this Agreement shall otherwise remain in full force and effect and be construed as if such portion had not been included in this Agreement.

          (f)  No Assignment of Benefits.  The rights of any person to payments
               -------------------------
or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of the law, including (without limitation) bankruptcy, garnishment, attachment or other creditors process, and any action in violation of this subsection (f) shall be void.

          (g)  Withholding Taxes.  All payments made pursuant to this Agreement
               -----------------
will be subject to withholding of applicable income and employment taxes.

          (h)  Assignment by Company.  The Company may assign its rights under
               ---------------------
this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Company or to the Company; provided, however, that no assignment shall be made if the net worth of the assignee is less than the net worth of the Company at the time of the assignment.

In the case of any such assignment, the term "Company" when used in a Section of this Agreement shall mean the corporation that actually employs the Employee.

          (i)  Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the _______ day of _____________, 1999.

Captura Software, Inc.

By: __________________________

Its:__________________________

EMPLOYEE


______________________________
[Name]